UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2026

Bleichroeder Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43045	98-1888010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl 47
New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-984-3835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	BBCQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BBCQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BBCQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2026, the Board of Directors (the “Board”) of Bleichroeder Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), appointed each of Philippe Nyssen and Clemence Rasigni as a director, effective immediately. Each of Mr. Nyssen and Ms. Rasigni qualifies as an independent director. Mr. Nyssen has been appointed to serve as the member of the audit committee of the Board.

Philippe Nyssen, age 37, has been serving as the Co-Manager at IronPine Sarl, an independent sponsor and advisory services provider focused on mergers & acquisitions since April 2022. Prior to this, from June 2014 to April 2025, Mr. Nyssen served various roles at Sofina, a global investment firm focused on growth, venture, and fund investments, most recently as Head of Consumer from July 2021 to March 2025. In that role, he led origination, diligence, structuring and execution across venture and growth transactions, and served as Board Director of Dott from March 2021 to January 2025 and SellerX from December 2021 to March 2025, where he worked on sponsor-side M&A including debt refinancing, capital structure optimization and operational value-creation initiatives. Mr. Nyssen started his career as an Associate at PwC Luxembourg from September 2012 to May 2014. Mr. Nyssen holds an M.B.A from The Wharton School, University of Pennsylvania, where he was a Palmer Scholar and recipient of the Frank E. Destribats Endowed Fellowship and holds a M.S. in Business Engineering from Solvay Brussels School of Economics and Management and a B.S. in Business Engineering from HEC-ULg Management School.

Clemence Rasigni, age 52, has over two decades of expertise in capital markets. Ms. Rasigni has been serving as a capital market advisor across structured debt and equity for public and private companies since March 2022. From January 2000 to March 2022, Ms. Clemence worked in equity capital markets at Merrill Lynch (now part of Bank of America) and most recently served as a Senior Managing Director within the equity capital markets group from January 2009 to March 2022, overseeing origination and execution for equity-linked products across all sectors, with a dedicated focus on the technology, healthcare and retail/consumer space. Ms. Clemence has advised numerous boards and C-suite executives from large public corporations on optimal capital structure, strategic financings and impactful investor outreach. Ms. Clemence holds master’s degrees from Ecole Polytechnique and Ecole des Ponts et Chaussées.

There are no family relationships between Mr. Nyssen or Ms. Rasigni and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Nyssen or Ms. Rasigni that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, the Company and each of Mr. Nyssen and Ms. Rasigni entered into a joinder to a letter agreement, as well as an indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the current officers and directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLEICHROEDER ACQUISITION CORP. II

Date: February 11, 2026	By:	/s/ Robert Folino
		Name:	Robert Folino
		Title:	Chief Financial Officer

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